Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-260835, 333-273378, and 333-276317) and Form S-8 (Nos. 333-272272, 333-269887, and 333-263498) of Aurora Innovation, Inc. of our report dated February 14, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania
February 14, 2024